EXHIBIT 5.1

[DLA Piper Rudnick Gray Cary US LLP Letterhead]

November 22, 2005

SigmaTel, Inc.

1601 S. Mo Pac Expressway

Suite 100

Austin, Texas 78746

Re: Registration Statement on Form S-1 of 1,437,304 shares of Common Stock

Ladies and Gentlemen:

We are acting as counsel for SigmaTel, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 1,437,304 shares (the “Shares”) of its Common Stock, par value $0.0001 per share, to be sold by selling stockholders as set forth in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 26, 2005 under the Securities Act of 1933, as amended (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Company is issuing the Shares pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of July 26, 2005, by and among the Company, Amoeba Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company, Amoeba II Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, Protocom Corporation, a California corporation (“Protocom”), certain shareholders of Protocom, and Ren-Yuh Wang, as shareholders’ agent (the “Merger Agreement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies, certified or otherwise identified to our satisfaction of: (i) the Merger Agreement; (ii) the Certificate of Incorporation of the Company, as in effect on July 26, 2005 and currently in effect; (iii) the Bylaws of the Company, as in effect on July 26, 2005 and currently in effect; (iv) certain resolutions of the Board of Directors of the Company; and (v) such other documents, records, certificates and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion concerning any law other than the Delaware General Corporation Law and the federal law of the United States.

We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Merger Agreement or (ii) the legal or regulatory status or the nature of the business of any other party.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

DLA Piper Rudnick Gray Cary US LLP

/s/ DLA PIPER RUDNICK GRAY CARY US LLP